Exhibit 10.1

SECOND AMENDMENT AGREEMENT

     SECOND AMENDMENT AGREEMENT (this “Amendment”) dated as of September 15, 2005 by and between Imagistics International Inc. (the “Company”) and Equiserve Trust Company, N.A. (the “Rights Agent”), with respect to the Rights Agreement dated as of September 28, 2001, by and between Pitney Bowes Office Systems, Inc. and the Rights Agent, as amended by the First Amendment Agreement dated as of August 7, 2002 (as so amended by such First Amendment Agreement, the “Rights Agreement”). Capitalized terms used herein and not defined shall have the meanings specified in the Rights Agreement.

     WHEREAS, the Company proposes to enter into an Agreement and Plan of Merger, dated as of the date hereof (as amended from time to time, the “Merger Agreement”), by and among the Company, Orange N.V., a company organized under the laws of the Netherlands and Orange Merger Corp., a Delaware corporation and wholly owned subsidiary of Orange;

     WHEREAS, the Board of Directors of the Company has deemed it is advisable and in the best interests of the Company and its shareholders that the Company enter into the Merger Agreement;

     WHEREAS, the Board of Directors of the Company has determined, in connection with the execution of the Merger Agreement, that it is desirable to amend the Rights Agreement to exempt the Merger Agreement, the transactions contemplated therein and certain related matters from the application of the Rights Agreement;

     WHEREAS, Section 27 of the Rights Agreement provides that, prior to the Distribution Date, the Company and the Rights Agent shall, if the Company so directs, supplement or amend any provision of the Rights Agreement without the approval of any holders of certificates representing shares of Common Stock;

     WHEREAS, as of the time immediately prior to this Amendment, no Distribution Date has occurred; and

     WHEREAS, pursuant to the terms of the Rights Agreement and in accordance with Section 27 thereof, the Company has directed that the Rights Agreement should be amended as set forth in this Amendment, prior to the execution of the Merger Agreement, and has delivered to the Rights Agent the certificate of an officer of the Company required by Section 27 of the Rights Agreement.

     NOW, THEREFORE, in consideration of the premises and the mutual agreements herein set forth, the parties hereby agree as follows:

     Section 1. Amendments to The Rights Agreement. The Rights Agreement is hereby amended as follows:

     (a) The following is hereby inserted as a new Section 1A of the Rights Agreement, to appear between Section 1 and Section 2 of the Rights Agreement:

     “Section 1A. Specified Exceptions. Notwithstanding anything in this Agreement to the contrary, (i) no Person shall become an Acquiring Person or shall be deemed to have become an Acquiring Person, (ii) no Distribution Date, Stock Acquisition Date, Triggering Event, Section 11(a)(ii) Event or Section 13 Event shall occur or be deemed to have occurred and (iii) no other event or occurrence resulting in a triggering of rights of holders of Rights, or of obligations of the Company (including, without limitation, any obligation to issue Rights Certificates or to provide notice to holders of Rights), under the Rights Agreement shall occur or be deemed to have occurred, in each case by reason of (A) the Agreement and Plan of Merger, dated as of September 15, 2005 (as amended from time to time, the “Merger Agreement”), by and among the Company, Orange N.V., a company organized under the laws of the Netherlands, and Orange Merger Corp., a Delaware corporation and wholly owned subsidiary of Orange, (B) the execution and delivery by the Company of the Merger Agreement or any amendment thereto, (C) the transactions contemplated by the Merger Agreement, including, without limitation, the Offer, the purchase of shares of Company Common Stock pursuant to the Offer, the issuance of Top-Up Option Shares and the Merger (as each such term is defined in the Merger Agreement) or (D) the public announcement of any of the foregoing.”

     (b) The definition “Expiration Date” is hereby amended to read in its entirety as follows:

     ““Expiration Date” means the earliest of (a) the Final Expiration Date, (b) the time at which all Rights are redeemed as provided in Section 23 or exchanged as provided in Section 24 and (c) the Effective Time (as such term is defined in the Merger Agreement)”.”

     Section 2. No Other Effect. Except as amended hereby, the Rights Agreement shall remain unchanged, and the Rights Agreement as amended hereby shall remain in full force and effect and is hereby ratified and confirmed.

     Section 3. Governing Law. This Amendment shall be deemed to be a contract made under the laws of the State of Delaware and for all purposes shall be governed by and construed in accordance with the laws of such State applicable to contracts to be made and performed entirely within such State, except that the rights and obligations of the Rights Agent shall be governed by the laws of the State of New York.

     Section 4. Counterparts. This Amendment may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute one and the same instrument.

     Section 5. Descriptive Headings. The captions herein are included for convenience of reference only, do not constitute a part of this Amendment and shall be ignored in the construction and interpretation hereof.

      IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized officers as of the day and year first above written.

IMAGISTICS INTERNATIONAL INC.

By:	/s/ Mark S. Flynn

	Name:	Mark S. Flynn
	Title:	Vice President, General
Counsel and Secretary

EQUISERVE TRUST COMPANY, N.A.

By:	/s/ Thomas F. Tighe

	Name:	Thomas F. Tighe
	Title:	Managing Director